



<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1997 BALANCE SHEET AND THE STATEMENT OF INCOME AND DEFICIT FOR YEAR ENDED
DECEMBER 31, 1997 INCLUDED IN THE COMPANY'S DECEMBER 31, 1997 10-K AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH 10-K.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                          26,925
<SECURITIES>                                         0
<RECEIVABLES>                                   10,862
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                38,393
<PP&E>                                         461,854<F1>
<DEPRECIATION>                                 225,139
<TOTAL-ASSETS>                                 278,550<F2>
<CURRENT-LIABILITIES>                           15,717
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       192,845
<OTHER-SE>                                      56,621<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   278,550<F4>
<SALES>                                         69,627
<TOTAL-REVENUES>                                72,055
<CGS>                                                0
<TOTAL-COSTS>                                   54,584<F5>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 17,471
<INCOME-TAX>                                     7,311
<INCOME-CONTINUING>                             10,160
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    10,160
<EPS-PRIMARY>                                     0.38
<EPS-DILUTED>                                     0.38

<F1>The Company accounts for gas and oil properties in accordance with Canadian guidelines on full cost accounting.
<F2>Deferred income taxes of $3,442 have been included in total assets.
<F3>Preferred shares of a subsidiary of $63,403, contributed surplus of $307, and retained earnings (deficit) of $(7,089), have been combined in calculating other stockholders' equity.
<F4>Deferred income taxes of $13,367 have been included in total liabilities and stockholders' equity.
<F5>Direct expenses of $11,569, production taxes of $1,756, general and administrative expenses of $4,308, and depletion and amortization of $36,951, have been combined in calculating total cost.

